                                                                    EXHIBIT 15.1

             ACCOUNTANTS' LETTER RE: UNAUDITED FINANCIAL INFORMATION

The Board of Directors and Stockholders
Sanderson Farms, Inc.

     We are aware of the incorporation by reference in Registration Statements (Form S-8 Nos. 33-67474 and 333-92412) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated February 23, 2005 relating to the unaudited condensed consolidated interim financial statements of Sanderson Farms, Inc. that are included in its Form 10-Q for the quarter ended January 31, 2005.

                                                  /s/ Ernst and Young LLP

New Orleans, Louisiana
February 23, 2005